EXHIBIT 10.13

AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is entered into as of October 5, 2003 between              (the “Executive”) and Florists’ Transworld Delivery, Inc. (“FTD”).

WHEREAS, the parties hereto previously entered into an employment agreement dated as of May 20, 2003, (the “Agreement”) setting forth the terms of the Executive’s employment with FTD; and

WHEREAS, the parties desire to modify certain terms of the Executive’s employment and amend the Agreement in connection with the transactions contemplated by the Agreement and Plan of Merger between Mercury Man Holdings Corporation, a Delaware corporation, Nectar Merger Corporation, a Delaware corporation, and FTD, Inc., a Delaware corporation, dated as of October 5, 2003 (the “Merger Agreement”) and such other agreements entered into in connection with the Merger Agreement (the “Ancillary Agreements”), effective as of the Effective Time under the Merger Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, FTD and the Executive hereby agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

2. Amendments to Agreement.

Clauses (ii) and (iii) of Section 3(b) shall be amended to read as follows:

“(ii) (A) a material adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position that the Executive held immediately prior to the Change of Control other than any such change resulting from (x) the Company’s ceasing to be a public company or (y) the Executive’s no longer having the functions, responsibilities and duties held by an officer of a public company; (B) a reduction in the Executive’s base salary from the rates in effect immediately prior to the Change of Control or a material modification in the scope of the Executive’s right to participate in any bonus program offered to similarly-situated employees; or (C) the termination or denial of the Executive’s rights to Benefits at least as great in the aggregate as are payable thereunder immediately prior to the Change of Control or a reduction in the scope or value thereof other than a general reduction applicable to all similarly-situated employees;

(iii) a change in circumstances following the Change of Control, including, without limitation, a change in the scope of the business or other activities for which the Executive was responsible immediately prior to the Change of Control, which has rendered the Executive unable to carry out any material portion of the authorities, powers, functions, responsibilities or duties attached to the position held by the Executive immediately prior to the Change of Control other than any such change resulting from (x) the Company’s ceasing to be a public company or (y) the Executive’s no longer having the functions, responsibilities and duties held by an officer of a public company, which situation is not remedied within 30 calendar days after written notice of such change given by the Executive;”.

3. Continuing Effectiveness of Agreement. Except as expressly provided herein to the contrary, the Agreement shall remain unaffected and shall continue in full force and effect after the date hereof.

4. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including counterparts delivered by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any such counterpart delivered by telecopy shall be effective as an original for all purposes.

5. Effective Date. This Amendment shall only become effective as of the Effective Time, as defined in the Merger Agreement.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first set forth above.

FLORISTS’ TRANSWORLD DELIVERY, INC.

By:
Its: